EXHIBIT 99.1

Fox & Hound Informed That Levine Leichtman Capital Partners Will Not Increase Offer Price

WICHITA, Kan., Feb. 1, 2006 (PRIMEZONE) -- Fox & Hound Restaurant Group (Nasdaq:FOXX) announced that Levine Leichtman Capital Partners has informed the Company that it is not going to increase its offer price or make any further offer to acquire the Company. The Company previously announced that its Board of Directors had determined that the offer of Newcastle Partners, LP and Steel Partners II, LP of $16.30 per share in cash is a superior offer to the existing $16.00 per share offer of Levine Leichtman Capital Partners.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby.

Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this report will prove to be accurate. Our actual results may differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ from the results discussed in the forward-looking statements include, but are not limited to, potential increases in food, alcohol, labor, and other operating costs, changes in competition, the inability to find suitable new locations, changes in consumer preferences or spending patterns, changes in demographic trends, the effectiveness of our operating and growth initiatives and promotional efforts, and changes in government regulation. Further information about the factors that might affect the Company's financial and other results are included in the Company's 10-K and 10-Q, filed with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

CONTACT: Fox & Hound Restaurant Group
         Jim Zielke
         (316) 201-4006